March 9, 2001

Mark F. Muething

Annuity Investors Life Insurance Company

250 E. Fifth Street

Cincinnati, OH 45202

Re:	Amendment No. 1 to Administrative Services Letter Agreement

Dear Mr. Muething:

Reference is made to the Letter Agreement dated as of March 8, 1999, regarding Administrative Services entered into between Annuity Investors Life Insurance Company (“Life Company”) and Bankers Trust Company (“Bankers Trust”), relating to the Fund Participation Agreement dated as of March 5, 1999, entered into among Life Company, Bankers Trust and the Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust)(“Letter Agreement”).

Effective May 1, 2001 Deutsche Asset Management Inc. (“DAMI”) will replace Bankers Trust as Adviser to the Deutsche Asset Management VIT Funds.

DAMI is a registered Investment Adviser under the Investment Advisers Act of 1940, as amended (“the Act”) and, effective May 1, 2001, wishes to assume all of Bankers Trust’s right responsibilities and duties under the Letter Agreement.

Exhibit A to the Letter Agreement is hereby revised, and is amended and restated by Exhibit A attached hereto.

All other terms of the Letter Agreement shall remain in full force and effect.

Exhibit A

Deutsche Asset Management VIT Funds

(Revised effective                       , 2001)

Fees

Effective May 1, 2001 for each of the following Portfolios, DAMI agrees to pay Life Company a quarterly amount that is equal on an annual basis to the specified percentage of the average combined daily net assets of all of the shares of the Portfolio held in the Life Company’s segregated asset accounts pursuant to the applicable Participation Agreement:

Portfolio	Fees for Administrative Services

Equity 500 Index Fund	.13%

Small Cap Index Fund	.15%

EAFE® Equity Index Fund	.15%

If you are in agreement with the foregoing, please sign this letter where indicated below, and return it to the undersigned.

Sincerely,

BANKERS TRUST COMPANY		DEUTSCHE ASSET MANAGEMENT, INC.

By:	/s/ Douglas W. Doucette	By:	/s/ Marlo Veissid
Name:	Douglas W. Doucette	Name:	Marlo Veissid
Title:	Managing Director	Title:	Director
Date:	June 12, 2001	Date:	June 12, 2001

Accepted and Agreed:

ANNUITY INVESTORS LIFE INSURANCE COMPANY

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ANNUTY INVESTORS LIFE INSURANCE COMPANY

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